                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           CHILDTIME LEARNING CENTERS
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                        CHILDTIME LEARNING CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 13, 1997

To the Shareholders:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road, W. Bloomfield, MI 48325, on August 13, 1997, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

          (1) The election of two directors to serve until the 2000 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified.

          (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on June 24, 1997 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and the accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended March 28, 1997 accompanies this Notice.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Farmington Hills, Michigan
July 14, 1997

                        CHILDTIME LEARNING CENTERS, INC.
                       38345 WEST 10 MILE ROAD, SUITE 100
                        FARMINGTON HILLS, MICHIGAN 48335
                           -------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 13, 1997

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Childtime Learning Centers, Inc. (the "Company") will be held at Tam O'Shanter Country Club, 5051 Orchard Lake Road,
W. Bloomfield, MI 48325, on August 13, 1997, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 14, 1997.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers, and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

     All references in this Proxy Statement to "fiscal 1997" are references to the Company's fiscal year ended March 28, 1997. Unless otherwise stated, references to the "Company" mean Childtime Learning Centers, Inc. and its wholly-owned subsidiary, Childtime Childcare, Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only holders of record of shares of the Company's Common Stock, no par value (the "Common Stock"), at the close of business on June 24, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the Record Date, there were issued and outstanding 5,227,811 shares of the Common Stock.

     As of the Record Date, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock were Childcare Associates, KD Partners II and George A. Kellner, and Wellington Management Company, LLP and its affiliate Wellington Trust Company, N.A. Reference is made to the table (and, in particular, note 5 to such table) set forth under the caption "Election of Directors" for the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by Childcare Associates, KD Partners II and George A. Kellner. According to
Schedule 13G's filed with the Securities and Exchange Commission, Wellington Management Company LLP beneficially owns 431,400 shares of the Company's Common Stock (7.95%) and Wellington Trust Company, N.A. beneficially owns 277,500 shares (5.11%). The address of both of these shareholders is 75 State Street, Boston, Massachusetts 92109.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that Harold A. Lewis and Leonard C. Tylka be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2000, and in each case, until his successor is elected and qualified.

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

                                                                                                 PERCENTAGE OF
                                                                              SHARES OF        OUTSTANDING SHARES
                                                                             COMMON STOCK       OF THE COMPANY'S
                                                    POSITIONS AND           OF THE COMPANY        COMMON STOCK
            NAME AND YEAR                          OFFICES WITH THE          BENEFICIALLY         BENEFICIALLY
            FIRST BECAME                          COMPANY AND OTHER          OWNED AS OF          OWNED AS OF
            A DIRECTOR(1)              AGE      PRINCIPAL OCCUPATIONS     THE RECORD DATE(2)    THE RECORD DATE
            -------------              ---      ---------------------     ------------------   ------------------

                                DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS
Milton H. Dresner (1995).............  70    President of
                                             Highland Companies,
                                             (Southfield, Michigan)......         8,500(3)(4)            *
Jason K. Feld (1996).................  42    Principal Research Scientist
                                             at the University of
                                             Arizona,
                                             (Tucson, Arizona)...........         2,750(3)               *
James W. Geisz (1995)................  43    General Partner of
                                             TGV Partners,
                                             (Los Angeles, California)...        62,328(3)             1.2%
Benjamin R. Jacobson (1996)..........  51    Managing Partner
                                             of Jacobson Partners,
                                             (New York, New York)........         2,500(3)               *
George A. Kellner (1995).............  52    Chairman of the Board
                                             of the Company and
                                             Managing Partner of
                                             Kellner, DiLeo & Co.,
                                             (New York, New York)........     2,867,500(3)(5)         54.8
Harold A. Lewis (1995)...............  50    President and Chief
                                             Executive Officer of
                                             the Company.................       171,000(6)             3.3
Leonard C. Tylka (1995)..............  50    Manager of Corporate
                                             Development, The Loewen
                                             Group, Inc.,
                                             (Trevose, Pennsylvania).....         2,500(3)(7)            *
                                            OTHER EXECUTIVE OFFICERS
Michael M. Yeager........................................................        38,250(6)               *
Deborah D. Ludwig........................................................        14,917(6)               *
William H. Van Huis......................................................        12,417(6)(8)            *
Taylor V. Ward...........................................................         7,917(6)               *
All directors and executive officers as a group (11 persons).............     3,190,579(3)(6)         61.0%

-------------------------
 *  Less than 1%.

(1) All addresses are care of Childtime Learning Centers, Inc., 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 2,500 shares of Common Stock, issuable pursuant to stock options granted under the Company's Director Stock Option Plan, that are exercisable within 60 days after the Record Date.

(4) Mr. Dresner is a minority investor in Childcare Associates. Mr. Dresner disclaims beneficial ownership in the shares of Common Stock owned by such shareholder.

(5) Includes 2,427,373 shares of Common Stock owned by Childcare Associates and 437,627 shares of Common Stock owned by KDPartners II. Mr. Kellner is the managing partner of Childcare Associates and the managing partner of KD Special Situations Partners, the investment general partner of KD Partners
    II. The address for Childcare Associates is c/o Kellner, DiLeo & Co., 900 Third Avenue, 10th Floor, New York, New York 10022, and the address for KD Partners II is c/o Ansbacher (Cayman) Limited, Jeannette Street, P.O. Box 887, Georgetown, Grand Cayman, Cayman Islands, British West Indies. Does not include shares beneficially owned by Harold A. Lewis which, pursuant to a voting agreement, are to be voted by Mr. Lewis as directed by Mr. Kellner for the five-year period ending on February 6, 2001 or, if sooner, until Childcare Associates and KD Partners II beneficially own, in the aggregate, less than 25% of the then outstanding shares of Common Stock.

(6) Includes shares of Common Stock, issuable pursuant to stock options granted to the executive officers of the Company pursuant to the Company's 1995 Stock Incentive Plan for Key Employees, that are exercisable within 60 days after the Record Date, as follows: Harold A. Lewis -- 8,000 shares; Michael
    M. Yeager -- 2,250 shares; Deborah D. Ludwig -- 1,667 shares; William H. Van Huis -- 1,667; and Taylor V. Ward -- 1,667.

(7) Mr. Tylka is a minority investor in Childcare Associates. Mr. Tylka disclaims beneficial ownership of the shares of Common Stock owned by such shareholder.

(8) Includes 2,000 shares of Common Stock owned by the spouse of Mr. Van Huis.

     The Company is a party to a shareholders agreement (the "Shareholders Agreement") with Childcare Associates, KD Partners II, GCC Partners, Ltd. ("GCC Partners"), Leonard B. Tessler and James W. Geisz, the general partners of GCC Partners (collectively the "Holders"). Pursuant to the Shareholders Agreement, until February 1997, Childcare Associates and KD Partners II (the "KD Holders") were entitled to designate a majority of the nominees to the Board of Directors of the Company and GCC Partners was entitled to designate one nominee to the Board of Directors. The Shareholders Agreement required the Holders to vote for such nominees. The members of the Board of Directors nominated by the KD Holders were Messrs. Kellner, Tylka, Lewis, Dresner, Jacobson and Feld. The member of the Board of Directors nominated by GCC Partners was Mr. Geisz. The foregoing provisions of the Shareholders Agreement terminated in February 1997 and, accordingly, are not applicable to the nominations, or the voting to occur, with respect to the election of directors at the 1997 Annual Meeting of Shareholders.

OTHER INFORMATION RELATING TO DIRECTORS AND NOMINEES

     The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

     Milton H. Dresner has been a director of Childtime Childcare, Inc. since November 1993. Mr. Dresner is a real estate developer and private investor with his principal offices in Southfield, Michigan. Mr. Dresner also serves as a director of Avatar Holdings, Inc., a real estate development company located in Coral Gables, Florida; and Hudson General Corporation, an aviation services company located in Great Neck, New York.

     Jason K. Feld has been a research scientist at the University of Arizona since 1987 specializing in the field of early childhood development and education. In addition, since 1987, Dr. Feld has been a director and vice president of Assessment Technology, Inc., a private, Tucson, Arizona based corporation which conducts national research in child development and education and provides multi-media and educational products and services.

     James W. Geisz has been a director of Childtime Childcare, Inc. since June 1992. Since April 1990, Mr. Geisz has been primarily engaged as a general partner of TGV Partners, a Los Angeles based investment partnership focusing on leveraged buyouts. In addition, in November 1992, Mr. Geisz became the general counsel of Empire Kosher Poultry, Inc., a kosher food manufacturer located in Mifflintown, Pennsylvania.

     Benjamin R. Jacobson has been the managing general partner of Jacobson Partners, a New York City based investment banking partnership since 1989. Mr. Jacobson also serves as Chairman of the Board of the YMCA of Greater New York and is a member of the Board of Trustees of Union College.

     George A. Kellner has been a director and Chairman of the Board of Childtime Childcare, Inc. since July 1990. Mr. Kellner is Managing Director of K.D. Managers, LLC, a private New York City based partnership specializing in merger arbitrage and a member firm of the New York and American Stock Exchanges. Mr. Kellner is a Trustee of Milton Academy, Trinity College, Vice Chairman of Phoenix House, and a Member of the Advisory Council of the Department of Economics at Princeton University.

     Harold A. Lewis has been the President and Chief Executive Officer and a director of Childtime Childcare, Inc. since August 1991. From 1990 to 1991, he was Chief Operating Officer International Operations of U.S. Travel Systems, Inc., a national, multi-unit travel company headquartered in Rockville, Maryland.

     Leonard C. Tylka has been a director of Childtime Childcare, Inc. since November 1990. From 1987 through May 15, 1997, Mr. Tylka, a certified public accountant, served as the controller of KD Equities, a private equity investment firm located in New York City. Subsequent to May 15, 1997, Mr. Tylka became manager of corporate development for The Loewen Group, Inc., a publicly-held funeral home and cemetery operator, headquartered in Burnaby, British Columbia, Canada.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES AND COMPENSATION OF DIRECTORS

     The Board of Directors held four meetings during fiscal 1997. Each of the directors attended 100% of the meetings of the Board of Directors and the committees of the Board of Directors on which they serve, during the periods in which they were members of the Board or of such committees.

     The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The duties of the Compensation Committee include recommending to the entire Board of Directors of the Company the compensation arrangements for senior management and directors of the Company and administration of the 1995 Stock Incentive Plan For Key Employees. During fiscal 1997, the Compensation Committee held one meeting. The members of the Compensation Committee are Milton H. Dresner, James W. Geisz, George A. Kellner and Benjamin R. Jacobson.

     The duties of the Audit Committee include reviewing the services provided by the Company's independent auditors, consulting with such auditors on audits and proposed audits and reviewing the need for internal auditing procedures and the adequacy of internal controls. During fiscal 1997, the Audit Committee held two meetings. The members of the Audit Committee are James W. Geisz, George A. Kellner and Leonard C. Tylka.

     The current standard arrangement for compensation of directors is as follows: officers of the Company who are directors do not receive any additional compensation for services as a director. Directors who are not employees of the Company receive directors' fees of $6,000 per year, $500 for each Board meeting attended and $250 for each Committee meeting attended. Such directors are also participants in the Company's Director Stock Option Plan. Pursuant to such plan, Options to purchase 2,500 shares were granted to each non-employee director in connection with the Company's initial public offering and will automatically be granted, subject to availability, to each non-employee director at each annual meeting, starting with the 1997 Annual Meeting of Shareholders, where they are elected or remain in office. Options for up to 75,000 shares are available for grant under the Director Stock Option Plan, each of which becomes fully vested and exercisable on the first anniversary of the date of grant. The exercise price of options granted under the Plan will equal the market price of the Common Stock at the time of grant.

                     II. COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended March 28, 1997, March 29, 1996 and March 31, 1995 concerning the compensation of the Company's Chief Executive Officer and four of the Company's most highly compensated executive officers whose annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                               ANNUAL COMPENSATION                        COMPENSATION
                                  ----------------------------------------------   --------------------------
                                  FISCAL                          OTHER ANNUAL     OPTIONS       ALL OTHER
       NAME AND POSITION           YEAR     SALARY    BONUS(1)   COMPENSATION(2)   (SHARES)   COMPENSATION(3)
       -----------------          ------    ------    --------   ---------------   --------   ---------------
Harold A. Lewis.................   1997    $200,000   $ 32,000       --              --           $2,439
  President and Chief              1996     190,000    167,702       --             24,000         2,476
  Executive Officer                1995     180,000    191,708       --              --            1,661
Michael M. Yeager...............   1997    $101,000   $ 17,000       $6,966          --           $1,809
  Chief Financial Officer,         1996      96,000     69,111        6,211          6,750         1,133
  Secretary and Treasurer          1995      91,000     78,758        6,211          --              858
Deborah D. Ludwig...............   1997    $ 79,000   $ 13,500       --              --           $  942
  Vice President                   1996      76,500     40,158       --              5,000           937
  -- Eastern Region                1995      73,500     45,955       --              --              822
Taylor V. Ward..................   1997    $ 63,000   $  6,250       $5,100          --           $  696
  Vice President                   1996      60,000     37,965        4,800          5,000           698
  -- Western Region                1995      55,000     43,585        5,200          --              578
William H. Van Huis.............   1997    $ 70,000   $ 11,250       --              --           $  716
  Vice President                   1996      67,000     39,061       --              5,000           714
  -- Marketing                     1995      64,250     44,772       --              --              612

-------------------------
(1) Includes the bonus accrued in the year indicated, which was paid in the following year.

(2) Includes reimbursement of expenses related to use of personal automobiles.

(3) Includes premiums paid in connection with life insurance policies and contributions made by the Company to the Company's 401(k) plan.

OPTION GRANTS IN FISCAL 1996

     No stock options were granted to the executive officers named in the above Summary Compensation Table in the last fiscal year.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options exercised during the fiscal year ended March 28, 1997, by the executive officers named in the above Summary Compensation Table, as well as the value of unexercised options held by such persons on March 28, 1997, as measured in terms of the closing price of the Common Stock on that date as quoted on the NASDAQ National Market System ($8.88 per share).

                                     SHARES                                                 VALUE OF UNEXERCISED
                                    ACQUIRED                  NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                      UPON       VALUE      OPTIONS AT FISCAL YEAR-END           AT 3/28/97
              NAME                  EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
              ----                  --------    --------    --------------------------    -------------------------
Harold A. Lewis.................      --          --               8,000/16,000                  --
Michael M. Yeager...............      --          --               2,250/ 4,500                  --
Deborah D. Ludwig...............      --          --               1,667/ 3,333                  --
Taylor V. Ward..................      --          --               1,667/ 3,333                  --
William H. Van Huis.............      --          --               1,667/ 3,333                  --

SENIOR EXECUTIVE BONUS ARRANGEMENTS

     The executive officers named above in the Summary Compensation Table (the "Officers") received bonuses during 1997 (which are reflected in the Summary Compensation Table), under various incentive bonus arrangements offered by the Company.

     Standard Incentive Plan/Incentive Bonus Pool. During fiscal 1997, each of the Officers participated in the Company's Standard Incentive Plan and Incentive Bonus Pool, each of which would entitle the Officers to receive a bonus upon the Company's reaching a predetermined target performance level based on the Company's earnings per share. In 1997, the Company did not reach the predetermined target level. Based on an analysis by an outside compensation consultant during fiscal 1997 and other factors, the Company's Compensation Committee has structured a new bonus plan for fiscal 1998, based upon a three-pronged incentive formula tied to earnings per share increases, revenue growth and quality improvements. For fiscal 1997, the Company's Compensation Committee authorized a bonus tied to revenues and quality improvements, and, accordingly, the Company paid incentive bonuses to the Officers in an aggregate amount of $80,000. (See "Compensation Committee Report on Executive Compensation -- Bonuses").

     Senior Management Subscription Agreement Bonus. Mr. Lewis, Mr. Yeager, Ms. Ludwig and Mr. Van Huis have also participated, for a number of years, in a bonus arrangement created under the terms of Senior Management Subscription Agreements. The purchase price for shares of the Company's Common Stock purchased under such Agreements was to be partially funded through bonus payments. During the first quarter of fiscal 1997, all outstanding balances for such stock purchases (an aggregate amount of $51,667 for the four Officers) were paid in full through bonuses which were reflected as compensation during fiscal 1996.

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement with Mr. Lewis in fiscal 1996. Under this agreement, the Company will employ Mr. Lewis for an initial two year employment term, which term of employment will renew automatically every two years thereafter until terminated by the Company or Mr. Lewis. The Employment Agreement provides for a minimum base salary of $190,000 to be reviewed annually by the Company's Board of Directors, and participation in various management bonus incentive arrangements. The Employment Agreement also provides for, among other things, Mr. Lewis' participation in the Company's 1995 Stock Incentive Plan for Key Employees and certain medical, death, disability and other benefits available to the Company's senior management. The Employment Agreement may be terminated by the Company upon the death of Mr. Lewis, upon his permanent disability or with or without cause. If Mr. Lewis' employment is terminated without cause, he will be entitled to receive the greater of (a) one-year of salary or (b) the remainder of his salary to be paid during the current employment term, and in either case, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. If Mr. Lewis is terminated within six months after a change in control (as defined in the Employment Agreement), including a constructive termination within such six-month period, Mr. Lewis will be entitled to receive two-years of salary, benefits and a pro-rata portion of his bonus for the fiscal year in which such termination occurs. During the term of the agreement and for a period of 12 months thereafter (9 months in the event Mr. Lewis' employment is terminated without cause), Mr. Lewis will be subject to noncompetition and nonsolicitation restrictions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All the members of the Compensation Committee are non-employee directors of the Company. The Compensation Committee currently consists of Messrs. Dresner, Geisz, Kellner and Jacobson.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General

     The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that will attract and retain qualified executives for the Company and provide them with incentives to achieve the Company's goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries, incentive bonuses and by granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's executives.

     During fiscal 1997, an outside compensation consultant was engaged to analyze overall compensation practices utilized by similar sized, multi-location, service oriented companies. The results of such consultant's analysis were taken into consideration by the Compensation Committee in recommending fiscal 1998 compensation levels.

     Salaries

     The Compensation Committee's policy is to provide salaries that are generally competitive with those of comparable officers in comparably sized companies in the child care and other industries. The Committee relies heavily on the recommendations of the Company's Chief Executive Officer as well as its members' own subjective judgments in setting individual salary levels.

     In making his recommendations with regard to the fiscal 1997 salaries for the executive officers, the Chief Executive Officer generally utilized a range of 3%-6% for establishing salary increases or a higher percentage if he deemed it necessary to provide a generally competitive salary for a particular officer. The Chief Executive Officer's salary for fiscal 1997 was established by the Compensation Committee in accordance with Mr. Lewis' employment agreement with the Company and the Committee's subjective view of his individual performance and contributions to the overall performance of the Company.

     Bonuses

     The Compensation Committee's policy is that a significant portion of the executive's total compensation should be tied to incentive bonus plans. As a result, the compensation of the Company's executive officers is directly related to the overall financial and operating performance of the Company.

     During fiscal 1997, each of the executive officers of the Company participated in certain bonus pools which were predicated upon meeting certain earnings per share levels. The Company did not achieve the required earnings per share levels for fiscal 1997. The Compensation Committee has structured the fiscal 1998 bonus plan based upon a three-pronged incentive formula tied to earnings per share increase, revenue growth and quality improvements. For fiscal 1997, the Compensation Committee determined that a bonus tied to revenues and quality improvements was warranted and, therefore, an $80,000 senior management incentive bonus was authorized (maximum bonus pool available for fiscal 1997 was $401,000).

     The allocation of the incentive bonus pool amounts among the officers was determined by the Chief Executive Officer and approved by the Chairman of the Board. The portion allocated to the Chief Executive Officer was determined by the Compensation Committee and equalled 41%, which was the same percentage allocated in prior years to Mr. Lewis and reflected, in part, the desire to provide total cash compensation to Mr. Lewis which was generally competitive in the market. The Chief Executive Officer's allocation among the other officers was based on his subjective view of various factors, including his perception of the relative contribution made by each of the officers to the Company's overall performance and the need to provide generally competitive cash compensation to each officer. The determination was not based on specific objectives and no specific weight was given to any of the factors considered.

  Stock Options

     The Committee's policy is to award stock options to the Company's officers and other key employees in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Committee's policy has been to grant options with a term of up to ten years (three year pro rata vesting) and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. Such options will, therefore, only have value if the price of the underlying shares increases.

     No options were granted during fiscal 1997, due to the granting of options in connection with the Company's initial public offering during the last quarter of fiscal 1996. The Compensation Committee's general practice is to consider the granting of stock options after the end of each fiscal year.

                                          By the Compensation Committee

                                          George A. Kellner, Chairman
                                          Milton H. Dresner
                                          James W. Geisz
                                          Benjamin R. Jacobson

PERFORMANCE GRAPH

     The following line graph compares the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock from February 2, 1996 (date of initial public offering) through March 28, 1997 with (i) the cumulative total return of the NASDAQ Stock Market-US Index, (ii) the cumulative total return of the "old peer group" consisting of KinderCare Learning Centers, Inc. and Children's Discovery Centers, Inc. and with (iii) the cumulative total return of the "new" peer group consisting of Children's Discovery Centers, Inc., Nobel Education Dynamics, Inc., Sunrise Educational Services, Inc., Kiddie Academy International, Inc. and New Horizon Kids Quest, Inc. The Company has established a new peer group, removing KinderCare Learning Centers, Inc., due to the recent sale of the company, and including other publicly-owned competitors, to create a representative cross section of the child care industry.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG CHILDTIME LEARNING CENTERS, INC.,
               THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

  MEASUREMENT PERIOD      CHILDTIME      NEW PEER      OLD PEER       NASDAQ
 (FISCAL YEAR COVERED)     LEARNING       GROUP         GROUP         STOCK
                           CENTERS,                                   MARKET
                             INC.                                     (U.S.)
2/02/96                           100           100           100           100
3/96                               82           103            98           103
3/97                               80            63           143           115

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 29, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                               III. OTHER MATTERS

OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal which is intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, by April 15, 1998.

AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP to serve as the Company's independent auditors for fiscal 1998. Coopers & Lybrand LLP has served in such capacity since July 1990. Representatives from Coopers & Lybrand LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                                          By Order of the Board of Directors

                                          MICHAEL M. YEAGER
                                          Secretary

Dated: July 14, 1997

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
PROXY                                                                                     PROXY

                             CHILDTIME LEARNING CENTERS, INC.

                     Proxy Solicited on Behalf of the Board of Directors
                   For The Annual Meeting of Stockholders - August 13, 1997

     The undersigned appoints Harold A. Lewis and Michael M. Yeager, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Childtime Learning Centers, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on August 13, 1997, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        (Continued and to be signed on reverse side.)

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
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
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY./ /
                                CHILDTIME LEARNING CENTERS, INC.

        [                                                                                                 ]

                                        For         Withheld       For All
                                        All           All          Except
                                        / /           / /            / /
                                                                         ----------------------------
                                                                         (Except Nominee written above)

1.      Election of Directors
        Harold A. Lewis
        Leonard C. Tylka







                                                                                                        Dated:         , 1997
                                                                                                              --------

                                                                                     Signature(s)
                                                                                                 -------------------------------

                                                                                      ------------------------------------------
                                                                                      Please sign exactly as your name(s) appear(s)
                                                                                      on this Proxy. Joint owners should indicate
                                                                                      capacity in which they are signing.  Trustees,
                                                                                      Executors, etc. should indicate capacity in
                                                                                      which they are signing.

------------------------------------------------------------------------------------------------------------------------------------
                                        FOLD AND DETACH HERE

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